Exhibit 10.13



                            SAMPLE DEALER AGREEMENT


THIS AGREEMENT (Agreement), made and entered into this ____ day of _______________, 2006, (Effective Date) by and between DataCall Technologies, Inc., (DataCall), a Nevada corporation, with its principal place of business at 600 Kenrick, Suite B-12, Houston, TX., and ____________ (Dealer) and together (Parties).

                              PURPOSE OF AGREEMENT

DataCall and Dealer wish to enter into an Agreement in which Dealer will be authorized to furnish the DataCall Direct Lynk Messenger(TM) data feed for compensation. In pursuit of this goal the Parties agree to the following:

                  1. DEALER RELATIONSHIP & GRANT OF AUTHORITY

1.1  Independent  Contractor.  Dealer  is  an  independent contractor and not an
     -----------------------
     employee, franchiser, partner or co-venturer of or with DataCall. Dealer is solely responsible for its own business expenses, including, without limitation, all federal, state and local taxes as well as all payroll taxes for himself and his employees.

1.2  Authorization.  Except as restricted by this Agreement, effective as of the
     -------------
     date of this Agreement, Dealer shall be authorized, on a non-exclusive basis, to carry on the customary activities of a DataCall Vendor, including, but not necessarily limited to, the sale of DataCall Direct Lynk Messenger(TM) service to all persons and entities in the United States, Canada, and the Islands of the Caribbean. Dealer shall be bound to and agrees to comply with the terms of this Agreement.

                           2. DEALER RESPONSIBILITIES

2.1  Day-to-Day  Management.  Dealer  shall  be  responsible  for  the  overall
     ----------------------
     day-to-day  management  of  Dealer  issues.

2.2  Delivery  of  Signed Agreement to DataCall. Dealer shall be responsible for
     ------------------------------------------
     delivering signed DataCall Direct Lynk Messenger(TM) System Agreements to DataCall for approval prior to installation.

2.3  National  Account  Pre-Approvals. Dealer must have pre-approval of DataCall
     --------------------------------
     prior  to  approving  any  of  his  or  Dealer's  Rep's  national accounts.

                          3. DATACALL RESPONSIBILITIES

3.1  System  Activation. DataCall will activate all services(s) via the DataCall
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     website.  An  approved  login  name  and password will be provided for each account.

3.2  Promotional  Materials.  DataCall  shall  provide  Dealer with a reasonable
     ----------------------
     quantity of Promotional Materials commensurate with the Dealer's business activities with DataCall free of charge. If larger quantities or varied promotional material is desired, DataCall will provide necessary artwork to facilitate such requirements. DataCall must review and approve supplemental promotional material.

3.3  Price Adjustments.  DataCall  must  pre-approve any increase or decrease of
     -----------------
     set  price  structure(s).

3.4  Support.  DataCall  shall provide assistance to Dealer on one-on-one calls,
     -------
     conference calls with respect to prospects and Dealer accounts, registering of Reps, training, as well as approval of any and all advertising, brochures, marketing materials, emails, business cards, stationery, proposals, "help wanted" advertising or other such related materials; provided, however, that Dealer may list DataCall and the DataCall Direct Lynk Messenger(TM) service(s) in its catalogs, line cards and general correspondence and advertising without the need for prior approval.

3.5  Training.  DataCall  shall  provide training as needed to Dealer and/or his
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     Reps  on  the  use of DataCall Direct Lynk Messenger(TM) service(s). Dealer
     Agreement  -  Page  #1  ______  Dealer  ______  DataCall

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                            4. COMMISSIONS ON SALES

4.1  Commissions  on  Dealer Subscriptions. Dealer shall be entitled to receive,
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     and  DataCall  agrees  to  pay Dealer, a commission equaling ____% of gross subscription contract. Payment of commission shall be made to Dealer within five (5) working days after DataCall's acceptance of a paid subscription contract.

4.2  Special  Pricing. Any reductions or changes in standard pricing and/or fees
     ----------------
     negotiated between a Dealer Account, Dealer and DataCall may affect Dealer's commission at the sole discretion of DataCall. DataCall will handle such commission adjustments on a case-by-case basis.

4.4  Disputed  Commissions.  Dealer  shall  be  given  thirty  (30)  days  from
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     DataCall's  receipt  of any approved sales document to dispute, in writing, any commission calculations by DataCall. DataCall shall then be given thirty (30) days to respond and attempt to resolve such dispute with Dealer. If resolved dispute results in payment being due to Dealer, then such payment shall be due and payable to Dealer within five (5) working days.

                     5. DURATION OF AGREEMENT - TERMINATION

The term of this Agreement shall be for one (1) year, commencing on the date of this Agreement, which shall be renewed for the term of one (1) year on the year's anniversary date. Either party may terminate this Agreement by providing sixty (60) day's written notice to the other party. If, on termination of this Agreement, DataCall has advanced moneys to Dealer against commissions to be earned, the amount of commissions actually earned by Dealer will be calculated and Dealer will promptly refund the amount of the excess advances. Dealer shall receive commissions on all subscription contracts submitted prior to the termination date.

                               6. CONFIDENTIALITY

During the term of this Agreement, the Parties may disclose to each other certain "proprietary" and/or "confidential information. The Parties desire to assure the confidential and proprietary status of the information, which may be disclosed to each other and, therefore, for they and their affiliates agree as follows:

6.1  Proprietary  Information.  All  information disclosed shall be deemed to be
     ------------------------
     confidential and proprietary (hereinafter "Proprietary Information") provided that written information is clearly marked in a conspicuous place as proprietary or confidential, and verbal information is immediately confirmed in writing as being proprietary or confidential. All information contained in this Agreement shall be considered Proprietary Information without further act of either Party.

6.2  Reproduction.  Proprietary  Information supplied shall not be reproduced in
     ------------
     any form or orally communicated or used for a period during the term of this Agreement and for three (3) years after its termination except as required to accomplish the intent of this Agreement.

6.3  Use. Each Party agrees to use the Proprietary Information received from the
     ----
     other Party only for the purpose of this Agreement. No other rights, and particularly licenses, to trademarks, service marks, inventions, copyrights of patents, are implied or granted under this Agreement.

6.4  Agreement  is Confidential. Each Party agrees not to reveal the contents of
     ---------------------------
     this Agreement to any third party, including any Rep, except as contemplated by this Agreement.

6.5  Exceptions  to the Confidentiality and Non-Use Obligations. The obligations
     ----------------------------------------------------------
     imposed by this Agreement shall not apply, or shall cease to apply, to any Proprietary Information of the other Party and/or the contents of this Agreement if or when, and to the extent that, such Proprietary Information and/or contents of this Agreement:

     a. was known to the receiving Party, or its parents, subsidiaries or affiliates prior to the receipt of the same from the disclosing party; or

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     b.  was,  or  becomes  through  no  breach of receiving Party's obligations hereunder,  known  to  the  public;  or

     c. becomes known to the receiving Party, or its parents, subsidiaries or affiliates from sources other than the disclosing Party under circum-stances not involving any breach of any confidentiality obligation between such source and the disclosing Party; or

     d. Is independently developed by the receiving Party or its parents, subsidiaries or affiliates; or

     e. Is required to be disclosed by law, statute, rule, regulation, Court order or other legal process, or order of any government agency, provided that written information describing the relationship of the Parties or the contents of this Agreement or the Proprietary Information that one Party is obligated to disclose shall be first disclosed to the other Party if permitted without being in violation of law, which shall have an opportunity to object to such disclosure.

Any written consent to disclose Proprietary Information or the contents of this Agreement shall be strictly construed in its scope and interpretation against disclosure of Trade Secrets and shall be strictly construed in its scope to limit the amount of information which constitutes Trade Secrets. Any violation of the aforesaid shall be construed as a direct breach to this Agreement and will be means for immediate termination of this agreement.

                           7. DATACALL RESPONSIBILITY

DataCall shall be solely responsible for the design, development, supply production and performance of its DataCall Direct Lynk Messenger(TM) service(s) and the protection of its patents, trademarks and trade names. DataCall agrees to indemnify, defend and otherwise hold harmless Dealer from and against and to pay all losses, costs, liabilities, damages or expenses whatsoever, including reasonable attorney's fees, arising from or in any way connected with the production, sale, possession or use, including demonstration or display or warranty, of DataCall's DataCall Direct Lynk Messenger(TM) service(s) (whether defective or not), or any act or omission of DataCall, including, without limit, any which Dealer may sustain or incur on account of infringement or alleged infringement of patents, copyrights, trade secrets, trademarks, trade names or other rights of third parties, or breach of warranty or violation of any municipal, state, federal or other law, statute, rule, regulation or order governing the its DataCall Direct Lynk Messenger(TM) service(s).

              8. WRITTEN CONTRACT AS CONSTITUTING ENTIRE AGREEMENT

This Agreement constitutes the entire contract and agreement between Parties, and there are no verbal understandings or other agreements of any nature with respect to the subject matter hereof except those contained in this Agreement.

                                9. GOVERNING LAW

This Agreement shall be governed, interpreted and construed by, through and under the laws of the State of Texas and Harris County.

                              10. ATTORNEYS' FEES

In the event of any legal or equitable action, including any appeals, which may arise hereunder between or among the parties hereto, the prevailing party shall be entitled to recover reasonable attorney fees. Attorney fees shall also include hourly charges for paralegals, law clerks and other staff members operating under the supervision of an attorney.

                                 11. SEVERANCE

The invalidity or unenforceability of any portion of this Agreement shall not affect the remaining provisions and portions hereof.

IN WITNESS WHEREOF, the parties have caused these presents to be duly executed on the date first above written.
WITNESSES:

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DATA CALL TECHNOLOGIES, INC.





                                  (Printed  Name)
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                                  (Title)
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DEALER:
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                                  (Printed  Name)
---------------------------------
                                  (Title)
---------------------------------

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